Exhibit 24.1

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer or both, of COMFORCE Corporation, a Delaware corporation (the “Company”), does hereby appoint Harry Maccarrone and Robert Ende, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement, and any and all amendments thereto (including post- effective amendments), relating to the registration of 1,000,000 shares issuable upon the exercise of options under the COMFORCE Corporation 2002 Stock Option Plan, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, with full power and authority to do and perform each and every act and thing necessary or desirable to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 18th day of March, 2003.

/s/ JOHN C. FANNING
John C. Fanning

/s/ KENNETH DALEY
Kenneth Daley

/s/ ROSEMARY MANISCALCO
Rosemary Maniscalco

/s/ GORDON ROBINETT
Gordon Robinett

/s/ DANIEL RAYNOR
Daniel Raynor

24-1